Exhibit 10.38

English Translation

DATED 1st January, 2009

1. MECOX LANE LIMITED

2. Column A

LICENCE TO USE TRADE MARK

THIS AGREEMENT is made the 1st day of January, 2009

BETWEEN:

1.	MECOX LANE LIMITED (the “Licensor”); and

2.	Column A (the “Licensee”).

WHEREAS the Licensor is the proprietor of the Trade Mark (as hereinafter defined) and is prepared to grant the Licensee a licence to use the Trade Mark upon the terms hereinafter contained.

NOW in accordance with Article 40 of the Trademark Law of the People’s Republic of China and Article 43 of the Implementing Regulations of the Trademark Law of the People’s Republic of China, the Licensor agrees to authorize the Licensee to use its registered trade mark Column B with its registration No. Column C (the “Licensed Trade Mark”)on the products of Column D.

1.	DEFINITIONS

1.1	In this Agreement unless the context otherwise requires:

“Duration”	means from 1st January 2009 till Column E.

“Trade Mark”	Column B

“PRC”	means the People’s Republic of China;

“Products”	Consistent with the Registration Certificate of the Trademark.

1.2 The headings to and numbering of the clauses of this Agreement are for ease of reference only and will not affect the interpretation, application or construction of this Agreement.

2.	LICENCE

2.1 For the Duration of this Agreement the Licensee is hereby granted a licence to use the Trade Mark (the “Licence”) in respect of the Products provided that the Licensee complies with the terms of this Agreement regarding such use.

2.2 This Licence shall be non-exclusive and the Licensor does not warrant that no other person claims rights in the same or similar marks to the Trade Mark.

2.3 The Licensee undertakes not to use the Trade Mark whether by itself or as part of any other identification or name upon any goods not manufactured according to specifications supplied by the Licensor and according to the Standard of Quality as hereinafter defined nor in any documents or otherwise except in relations to the goods so manufactured.

2.4 The Licensed Trade Mark and its feature: the trade mark Column B with its registration No. Column C.

2.5 The licensed items with respect to the Trade Mark: consistent with the Registration Certificate of the Trademark.

2.6 The term of the license: from 1st January 2009 until Column E.

3.	ROYALTIES

3.1 The Licensee shall pay to the Licensor in respect of this license a royalty calculated at the rate of 5% upon the selling price in respect of all the sales of the Products made by the Licensee in PRC.

3.2 The Licensee shall keep at its principal office separate accounts and records of all purchases sales and disposals of the Products giving true and clear particulars thereof whereby calculations of royalties payable can be made.

3.3 The Licensor shall have the right itself or through its authorised agents or representatives to inspect the Licensee’s books of accounts and records at any reasonable time during business hours and to take copies of or extracts from such books.

4.	STANDARD OF QUALITY

4.1 The Licence to Use shall apply to the Products provided that them complies with the Standard of Quality in materials and workmanship set by the Licensor particulars of which shall on the signing hereof be disclosed in confidence to the Licensee (herein called “the Standard of Quality”).

4.2 The Licence to Use shall be personal to the Licensee. The Licensee shall ensure that the Products manufactured comply with the sampling and testing in the next clause mentioned and otherwise are subject to screening for compliance with the Standard of Quality.

4.3 It shall not be necessary for the Licensor to provide constant supervision of the production for the Licensee of the Products. It shall be sufficient that the Licensee will from time to time on request by the Licensor supply at its own cost random samples of the Products to the Licensor and that the Licensor may on reasonable notice during business hours by its authorised representative visit places of production materials used and storage and packaging of the finished Products.

4.4 The Licensor has the right and obligation to supervise the quality of products on which the Licensee uses the Licensed Trade Mark. The Licensee shall ensure that the quality of its products complies with the national laws and related standards.

5.	TRADEMARK

5.1 The Licensee shall use the Trade Mark precisely as spelt or drawn by the Licensor and shall observe any reasonable direction given by the Licensor as to colours and the size of the representations of the Trade Mark and the manner and disposition thereof on the Products or their containers. The identification of the Licensed Trade Mark: after the identification of the Licensed Trade Mark is confirmed and consented by the Licensor, the Licensee can print and use it by itself. The Licensee shall not change the feature of the registered trademark without permit.

5.2 The Trade Mark shall where it is reasonable so to do be accompanied by words descriptive of the Products or shall be composed of capital letters entirely or otherwise distinguished from the accompanying text to make clear that the words are Trade Mark.

5.3 The Licensee shall indicate the name of the Licensee and the place of production on the products on which the Licensed Trade Mark is used.

5.4 Any advertising material to be used by the Licensee shall first be submitted to the Licensor for its approval. Each of the parties hereto agrees to co-operate in the devising of appropriate advertisements.

6.	RECOGNITION OF OWNERSHIP

6.1 The Licensee recognises that the Licensor is the owner of the Trade Mark and of the goodwill attaching to the business in the Products in respect of which it is used and agrees that the Trade Mark shall remain vested in the Licensor both during the term of this Agreement and thereafter and the Licensee agrees never to challenge the validity or ownership of the Trade Mark or that the use thereof by the Licensee is on behalf of the Licensor as a licensee under its control.

7.	REGISTRATION OF THE TRADEMARK IN THE PRC

7.1 As the registration of the Trade Mark in PRC has been vested in the Licensor, the Licensee shall be entitled to the rights under such registrations as are granted by this Agreement and the Licensor shall at the request and expense of the Licensee do all acts and execute all documents for establishing the Licensee as a user hereunder and where applicable for the registration of the Licensee’s permitted use at the Trade Mark Registry.

7.3 As the Trade Mark have been registered, the Licensee shall in the representation of the Trade Mark used by the Licensee in relation to the Products append or place adjacent to or related to the Trade Mark such inscriptions for indicating that the Trade Mark are registered.

8.	MARKETING

8.1 Unless otherwise agreed in writing between the parties hereto, the Licensee hereby agrees not to market any Products which do not bear the Trade Mark without the prior written consent of the Licensor.

8.2 The Licensee shall prior to the acceptance of any order for Products refer the same to the Licensor and shall not accept or execute the same without the permission of the Licensor.

9.	PROTECTION OF NAME OR STYLE

9.1 In the event of any infringement of the Trade Mark coming to the notice or knowledge of any of the parties hereto, it shall forthwith notify the other party and thereupon any party may put forward proposals for dealing with the situation and call a meeting with a view to reaching a decision on the action to be taken.

9.2 No party hereto shall be obliged to commence proceedings against any infringer but should any party decide so to do the other party shall at its own expense provide any information documents or things in its possession relevant to such proceedings. Any party so deciding to commence proceedings shall have the control thereof and shall be entitled to claim any damages awarded in its favour.

9.3 In the event that both parties hereto decide to commence proceedings against an infringer they shall subject to any agreement of the contrary made at the time share the cost and expense equally and they shall share any damages awarded in their favour equally except that if either party can show that the losses which it suffered by such infringement during the period in respect of which damages are awarded exceeds the losses suffered by the other party, such party shall be entitled to a greater share of the damages.

10.	NOT ASSIGNABLE: OWNERSHIP OR RELATED TRADE MARK

10.1	The benefits of this license shall be personal to the Licensee so as to be incapable of assignment by it.

10.2 For the avoidance of doubt, it is hereby stated and agreed that any copyright patent registered design or trade mark relating to or arising out of the Trade Mark shall belong to the Licensor.

11.	TERMINATION

11.1 The Licensor shall have the right to terminate this licence Agreement forthwith on the occurrence of any one of the following events:

(1)	If any royalty payable hereunder is in arrear and the Licensee fails to pay the same within 14 days of a written notice from the Licensor requiring payment;

(2)	if the Licensee fails to perform or observe any of the other terms of this Agreement on its part to be performed or observed and fails to remedy the breach within 30 days of a notice from the Licensor to remedy the same;

(3)	if the Licensee enters into liquidation whether compulsorily or voluntarily (other than for the purpose of amalgamation or reconstruction) or compounds with its creditors or takes or suffers any similar action in consequence of debt;

(4)	if any judgment against the Licensee shall remain unsatisfied for more than 14 days;

(5)	if a receiver of the Licensee’s undertaking, property or assets or any part thereof shall be appointed.

11.2 If the Licensee shall fail to obtain Products of a quality which meets the approval of the Licensor or if the Licensee shall abandon the marketing and sale of the Products or if the Licensee shall be in breach of any of the terms of this Agreement regarding the use of the Trade Mark, the Licensor shall be entitled to terminate this Licence by 30 days notice in writing to the Licensee.

11.3 In any other circumstances the Licensor shall be entitled to terminate this licence by giving twelve months notice in writing at any time to the Licensee.

11.4	On termination of this licence however arising the Licensee shall:

(1)	forthwith cause notice of the termination of this licence Agreement to be given to all manufacturers and suppliers with whom the Licensee has previously dealt;

(2)	ensure that all such manufacturers and suppliers forthwith cease to make the Products or any part thereof;

(3)	obtain from such manufacturers and suppliers and from the Licensee’s own stocks such quantities of the Products as shall have been produced bearing the Trade Mark together with all advertising and promotional material packaging and stationery referring to the Trade Mark and cause the same to be delivered or made available to the Licensor or as the Licensor may direct upon re-imbursement to the Licensee of the cost price to the Licensee of such Products;

(4)	cease to use the Trade Mark in any manner whatsoever.

11.5 Upon the termination (howsoever arising) of this Agreement the Licensee shall join with the Licensor in any application which may be necessary to cancel the registration of the Licensee as registered use in respect of the Trade Mark.

12.	MISCELLANEOUS

12.1 Any notice required to be given hereunder may be given by telex or by sending the same through the post via prepaid envelope air-mail (in the case of an overseas address) addressed to the party concerned at its address above stated or any other address notified to the other party for the purposes of this clause and any notice so given shall be deemed to have been served on the second day after the day on which it was posted in the case of inland mail, on the day on which it was dispatched in the case of local telex, on the next day after the day on which it was dispatched (reckoned at the place of dispatch) in the case of international telex and on the tenth day after the day on which it was posted in the case of air-mail. In proving service by mail it will be sufficient to prove that the envelope containing the notice was duly stamped addressed and posted as aforesaid.

12.2 The clause headings in this Agreement are inserted for convenience only and should be ignored in construing this Agreement.

12.3 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. Both parties hereto agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

12.4 In the event that any clauses hereof are inconsistent with provisions in the Trademark Law and the Implementing Regulations of the Trademark Law, such clauses shall be automatically invalid and the provisions in the Trademark Law and the Implementing Regulations of the Trademark Law shall prevail.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first above written.

Mecox Lane Limited

SIGNED by                         )

[seal: Mecox Lane Limited]

Column A

SIGNED by                         )

[seal: Column A]

(A copy of the Registration Certificate of the Trademark is attached.)

	Column A	Column B	Column C	Column D	Column E
1	Shanghai MecoX Lane Information Technology Co., Ltd.		1226877	apparel, raincoat, shoes, hat, socks, gloves, necktie, bow tie, suspenders, and belt of Class 25	27th November 2018

2	Shanghai MecoX Lane Information Technology Co., Ltd.		1399243	apparel, scarf, belt, shoes, hat, and necktie of Class 25	20th May 2010

3	Shanghai MecoX Lane Information Technology Co., Ltd.		1003821	case (boot), backpack, suitcase, purse, and satchel of Class 18	1st May 2017

4	Shanghai MecoX Lane Information Technology Co., Ltd.		1414200	apparel of Class 25	27th June 2010

5	Shanghai MecoX Lane Shopping Co., Ltd.		1226877	apparel, raincoat, shoes, hat, socks, gloves, necktie, bow tie, suspenders, and belt of Class 25	27th November 2018

6	Shanghai MecoX Lane Shopping Co., Ltd.		1399243	apparel, scarf, belt, shoes, hat, and necktie of Class 25	20th May 2010

7	Shanghai MecoX Lane Shopping Co., Ltd.		1003821	case (boot), backpack, suitcase, purse, and satchel of Class 18	1st May 2017

8	Shanghai MecoX Lane Shopping Co., Ltd.		1414200	apparel of Class 25	27th June 2010

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